As filed with the Securities and Exchange Commission on November 6, 2026

Registration No. 333-279158

Registration No. 333-275310

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT NO. 333-279158

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3

REGISTRATION STATEMENT NO. 333-275310

UNDER

THE SECURITIES ACT OF 1933

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	27-0467113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jessica L. Lomm

Vice President and Secretary

ACREFI Management, LLC

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Andrew S. Epstein, Esq.

Clifford Chance US LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

(212) 878-8332

Approximate date of commencement of proposed sale to the public: Not applicable

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE:

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statements on Form S-3ASR (No. 333-279158 and No. 333-275310) (the “Registration Statements”), initially filed by Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission, on May 6, 2024 and November 3, 2023, respectively, pertaining to the registration of the Company’s common stock, preferred stock, depositary shares, debt securities, warrants and rights pursuant to Registration Statement on Form S-3ASR (No. 333-279158) and the registration of the Company’s common stock to be issued under its Direct Stock Purchase and Dividend Reinvestment Plan pursuant to Registration Statement on Form S-3ASR (No. 333-275310), respectively (collectively, the “securities”).

The offerings contemplated by these Registration Statements are being terminated in connection with the Plan of Complete Liquidation and Dissolution of the Company approved by the stockholders of the Company on September 29, 2026. Pursuant to the undertakings contained in Part II of each of the Registration Statements, the Company is removing from registration, by means of post-effective amendment to each of the Registration Statements (this “Post-Effective Amendment”), any securities registered under Registration Statements which remain unsold or otherwise unissued at the termination of the offerings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 6, 2026.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.